Exhibit 10.1

Execution Version

THIRD AMENDMENT

TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of November 12, 2015, is among SANCHEZ PRODUCTION PARTNERS LP, a Delaware limited partnership (the “Borrower”), the guarantors party hereto (the “Guarantors”), each of the Lenders party hereto, and ROYAL BANK OF CANADA, as administrative agent (in such capacity, the “Administrative Agent”), and as collateral agent (in such capacity, the “Collateral Agent”), and relates to that certain Third Amended and Restated Credit Agreement, dated as of March 31, 2015 (as amended, restated, modified or supplemented from time to time prior to the date hereof, the “Existing Credit Agreement”; and as amended hereby, the “Credit Agreement”), among the Borrower, the Lenders, the Administrative Agent, the Collateral Agent, and ROYAL BANK OF CANADA, as letter of credit issuer.

WITNESSETH:

WHEREAS, the Borrower desires to repurchase or redeem a portion of its outstanding common Equity Interests by making Restricted Payments in an amount up to $10,000,000 in the aggregate during the remaining term of the Credit Agreement, which Restricted Payments may be made from proceeds of Loans under the Credit Agreement provided certain conditions are satisfied both before and after giving effect thereto;

WHEREAS, the parties hereto desire to correct certain scrivener’s errors in the Existing Credit Agreement with respect to the inconsistent use of “Adjusted LIBO Rate”;

WHEREAS, Section 12.02 of the Existing Credit Agreement provides that the Borrower and the Lenders may amend the Existing Credit Agreement and the other Loan Documents for certain purposes; and

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.                                           Definitions.  Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning assigned to such term in the Credit Agreement.

Section 2.                                           Amendments to the Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)                                 The definition of “Eurodollar” in Section 1.01 of the Credit Agreement is amended by inserting the word “Adjusted” immediately prior to the words “LIBO Rate” therein.

(b)                                 Clause (b) of Section 3.02 of the Credit Agreement is hereby amended by inserting the word “Adjusted” immediately prior to the words “LIBO Rate” therein.

(c)                                  The last sentence of clause (e) of Section 3.02 of the Credit Agreement is hereby amended by inserting the phrase “, Adjusted LIBO Rate” immediately prior to the words “or LIBO Rate” therein

(d)                                 Subclause (i) of Section 3.02(f) of the Credit Agreement is hereby amended by inserting the words “Adjusted LIBO Rate or the” immediately prior to the words “LIBO Rate” therein.

(e)                                  Subclause (ii) of Section 3.02(f) of the Credit Agreement is hereby amended by inserting the word “Adjusted” immediately prior to the words “LIBO Rate” therein.

(f)                                   Subclause (i) in the second sentence of Section 5.02 of the Credit Agreement is hereby amended by inserting the word “Adjusted” immediately prior to the words “LIBO Rate” therein.

(g)                                  Clause (b) of Section 7.23 of the Credit Agreement is amended and restated to provide:

“(b) for general business purposes, including Restricted Payments, provided that if the Borrower would have unused borrowing capacity that can be accessed under this Agreement in an amount less than 10% of the amount of the RBL Component in effect at such time before or after giving effect to the requested Loan or Letter of Credit, then no proceeds of any Loan or any Letter of Credit may be used to fund Restricted Payments under Section 9.04,”

(i)                                     Section 9.04 of the Credit Agreement is hereby amended by deleting the phrase “and subject to Section 7.23,” from clause (iii) thereof, by deleting the word “and” immediately preceding clause (vi) thereof, deleting the period at the end of clause (vi) and by inserting the following new clause (vii) immediately thereafter:

“and (vii) so long as no Borrowing Base Deficiency, Default or Event of Default has occurred and is continuing or would result therefrom and, after giving effect to any Borrowings under this Agreement, the Borrower would have unused borrowing capacity that can be accessed under this Agreement in an amount not less than 15% of the amount of the Borrowing Base in effect at such time, the Borrower may make Restricted Payments in an aggregate amount not exceeding $10,000,000 prior to the Maturity Date to repurchase or redeem its common Equity Interests.”

Section 3.                                           Ratification.  Except as expressly amended, modified or waived herein, each of the Borrower and the Guarantors hereby ratifies and confirms all of the Obligations under the Credit Agreement and the other Loan Documents to which it is a party, and all references to the Credit Agreement, the Mortgages and the Notes in any of the Loan Documents shall be deemed to be references to the Credit Agreement, the Mortgages and the Notes as amended, modified or waived hereby.

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Section 4.                                           Effectiveness.  This Amendment shall become effective on the date (the “Amendment Effective Date”) on which each of the following conditions is satisfied:

(a)                                 the Administrative Agent shall have received counterparts of this Amendment executed by the Administrative Agent, the Collateral Agent, the Borrower, the Guarantors and the Majority Lenders;

(b)                                 the Borrower and each Guarantor shall have confirmed and acknowledged to the Administrative Agent and the Lenders, and by its execution and delivery of this Amendment the Borrower and each Guarantor do hereby confirm and acknowledge to the Administrative Agent and the Lenders, that (i) the execution, delivery and performance of this Amendment has been duly authorized by all requisite limited partnership or limited liability company action, as applicable, on the part of the Borrower or such Guarantor, as applicable, (ii) the Credit Agreement and each other Loan Document to which it is a party constitute valid and legally binding agreements enforceable against the Borrower or such Guarantor, as applicable, in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity, (iii) the representations and warranties of the Borrower or such Guarantor, if any, set forth in the Credit Agreement and in each other Loan Document to which it is a party, shall be true and correct on and as of the Amendment Effective Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties shall have been true and correct as of such specified earlier date, and (iv) no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents after giving effect to this Amendment;

(c)                                  the Borrower shall have paid all agreed fees to the extent due and payable in connection with this Amendment and paid or reimbursed the Administrative Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation and execution and delivery of this Amendment (including the reasonable fees, disbursements and other charges of Mayer Brown LLP), in each case, to the extent provided in Section 12.03 of the Credit Agreement.

Section 5.                                           Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 6.                                           Miscellaneous.

(a)                                 On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import, referring to the Credit Agreement, and each reference in each other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Existing Credit Agreement as amended or otherwise modified by this Amendment.  This Amendment shall constitute a Loan Document for purposes of the Credit Agreement.

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(b)                                 The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any default of the Borrower or any Guarantor or any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(c)                                  Each of the Borrower and each Guarantor represents and warrants that as of the date hereof (i) it has the limited partnership or limited liability company power and authority to execute, deliver and perform the terms and provisions of this Amendment, has taken all necessary limited partnership or limited liability company action to authorize the execution, delivery and performance of this Amendment, delivery and performance of this Amendment does not and will not contravene the terms of the Borrower’s or such Guarantor’s, as applicable, organizational documents; (ii) it has duly executed and delivered this Amendment and this Amendment constitutes the legal, valid and binding obligation of the Borrower or such Guarantor enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law); (iii) no Default or Event of Default has occurred and is continuing; and (iv) no action, suit, investigation or other proceeding is pending or threatened before any arbitrator or Governmental Authority seeking to restrain, enjoin or prohibit or declare illegal, or seeking damages from the Borrower in connection with this Amendment or which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 7.                                           Severability.  Any provisions of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provisions so held to be invalid.

Section 8.                                           Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, the Collateral Agent, the Lenders, the Issuer, the Borrower and each Guarantor and their respective successors and assigns.

Section 9.                                           Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronically by .pdf shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 10.                                    Headings.  The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment or any other Loan Document.

Section 11.                                    Integration.  This Amendment represents the final agreement of the Borrower, each Guarantor, the Collateral Agent, the Administrative Agent, the Issuer, and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower, any Guarantor, the Administrative Agent, the Collateral Agent, the Issuer, nor any Lender relative to subject matter hereof not expressly set forth or referred to herein.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its officer(s) thereunto duly authorized as of the date first above written.

SANCHEZ PRODUCTION PARTNERS LP, as Borrower

By:	SANCHEZ PRODUCTION PARTNERS
GP LLC, its general partner

By:	/s/ Charles C. Ward
Name:	Charles C. Ward
Title:	Chief Financial Officer

CEP MID-CONTINENT LLC,
as a Guarantor

By:	/s/ Charles C. Ward
Name:	Charles C. Ward
Title:	Chief Financial Officer

NORTHEAST SHELF ENERGY, L.L.C.,
as a Guarantor

By:	/s/ Charles C. Ward
Name:	Charles C. Ward
Title:	Chief Financial Officer

MID-CONTINENT OILFIELD SUPPLY, L.L.C.,
as a Guarantor

By:	/s/ Charles C. Ward
Name:	Charles C. Ward
Title:	Chief Financial Officer

SEP HOLDINGS IV, LLC,
as a Guarantor

By:	/s/ Charles C. Ward
Name:	Charles C. Ward
Title:	Chief Financial Officer

CATARINA MIDSTREAM, LLC,
as a Guarantor

By:	/s/ Charles C. Ward
Name:	Charles C. Ward
Title:	Chief Financial Officer

ROYAL BANK OF CANADA,
as Administrative Agent and Collateral Agent

By:	/s/ Yvonne Brazier
Name:	Yvoune Brazier
Title:	Manager, Agency

ROYAL BANK OF CANADA,
as a Lender and the Issuer

By:	/s/ Evans Swann, Jr.
Name:	Evans Swann, Jr.
Title:	Authorized Signatory

CIT BANK, N.A. (f/k/a OneWest Bank, N.A.),
as a Lender

By:	/s/ Sean Murphy
Name:	Sean Murphy
Title:	Managing Director

COMPASS BANK,
as a Lender

By:	/s/ Les Werme
Name:	Les Werme
Title:	Director

SUNTRUST BANK,
as a Lender

By:	/s/ Chulley Bogle
Name:	Chulley Bogle
Title:	Vice President

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Matthew Molero
Name:	Matthew Molero
Title:	Senior Vice President

CITIBANK, N.A.,
as a Lender

By:	/s/ Cliff Vaz
Name:	Cliff Vaz
Title:	Vice President

COMERICA BANK,
as a Lender

By:	/s/ Jeffery Treadway
Name:	Jeffery Treadway
Title:	Senior Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Jayant Rao
Name:	Jayant Rao
Title:	Authorized Signatory

ING CAPITAL LLC,
as a Lender

By:
Name:
Title: